SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2006

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STRATEGY INTERNATIONAL INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)
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STATE OF TEXAS (State or Other Jurisdiction of Incorporation)	333-106637 (Commission File Number)	16-1644353 (I.R.S. Employer Identification No.)

200 Yorkland Blvd., Suite 710, Toronto, Ontario, M2J5C1, Canada (Address of Principal Executive Offices)

(416) 496-9988
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

In a press release issued August 24, 2006 and attached hereto as Exhibit 99.1, Strategy International Insurance Group, Inc. (the “Company”) announced that it and certain of its affiliates have entered into a letter of intent dated as of August 18, 2006 with various entities affiliated with Shell Vacations, Inc., GVEC Resource Inc. and certain hedge funds relating to the Shell Vacation projects in Waikiki, Hawaii, Napa, California and Whistler, British Columbia (collectively the “Parties”). The letter of intent provides for transfer of the interests in the Shell Vacation projects held by the Company and certain of its affiliates in exchange for a cash payment, the mutual release of the Parties from any further obligations with respect to the Shell Vacation projects and the dismissal of all litigation among the Parties which relate to the Shell Vacation projects. The transactions and arrangements contemplated by the letter of intent are subject to the Parties agreeing to mutually satisfactory definitive documentation. The letter of intent also provides that the Parties will use their best efforts to complete the definitive documentation on or about September 6, 2006.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibit is filed as part of this report:

Exhibit 99.1 Press Release of Strategy International Insurance Group, Inc. dated August 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2006
STRATEGY INTERNATIONAL INSURANCE GROUP, INC.
(Registrant)

	By:	/s/ Stephen Stonhill
Name: Stephen Stonhill
Title: Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release of Strategy International Insurance Group, Inc. dated August 24, 2006